UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 23, 2015

INVUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37417	04-3803169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 De Haro Street

San Francisco, CA 94107

(Address of principal executive offices, including zip code)

(650) 655-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2015, Gregory B. Brown provided notice of his intention to resign from the board of directors (the “Board”) of Invuity, Inc. (the “Company”) on December 31, 2015. Dr. Brown serves as Chairman of the Board and as a member of the Audit Committee, the Compensation Committee, and as Chairman of the Nominating and Corporate Governance Committee of the Board. There are no disagreements between the Company and Dr. Brown that caused or contributed to Dr. Brown’s pending resignation. Dr. Brown has served on the Board since February 2014. The Board appointed Greg T. Lucier as Chairman of the Board effective upon Dr. Brown’s resignation. Mr. Lucier, who is the chief executive officer of Nuvasive, Inc. (Nasdaq: NUVA), has served on the Board since October 2014.

A copy of the press release regarding the pending resignation of Dr. Brown from the Board and the pending appointment of Mr. Lucier as Chairman of the Board is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated as of November 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVUITY, INC.

By:	/s/ Philip Sawyer
Philip Sawyer
President and Chief Executive Officer

Date: November 30, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated as of November 30, 2015.